Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES FIRST QUARTER 2019 RESULTS

BRENTWOOD, Tenn., May 8, 2019 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the first quarter ended March 31, 2019.

•	Revenues increased 1.3% over prior year period to $416.8 million

•	Same-facility revenues increased 5.0% over prior year period; adjusted for business days that we operated in the first quarter of 2019, same-facility revenues increased by 6.7%

•	Net loss attributable to common stockholders of $28.6 million

•	Adjusted net loss attributable to common stockholders of $20.3 million

•	Adjusted EBITDA increased 7.6% over prior year period to $50.7 million

•	Diluted net loss per share of $0.60

•	Diluted adjusted net loss per share of $0.42
Wayne DeVeydt, Chief Executive Officer of Surgery Partners, stated, “The first quarter of 2019 demonstrated strong top and bottom line growth, with excellent same-facility revenue growth and Adjusted EBITDA that grew moderately better than our previously-guided mid-single digit growth.”
“The first quarter of 2019 now represents our third consecutive quarter of same-facility revenue and case volume growth, encouraging indicators that our strategic initiatives are taking hold as we build sustainable platforms and position the Company for future growth. We remain confident in our ability to grow Adjusted EBITDA at a double-digit rate in 2019 and beyond.”
Tom Cowhey, Chief Financial Officer of Surgery Partners, commented, “Over the past year, our team undertook substantial efforts optimizing our portfolio, streamlining our infrastructure and investing to drive future growth. With the first quarter of 2019 behind us, we are starting to see the fruits of these efforts as we execute our growth agenda for the benefit of our customers, physician partners, employees and stakeholders.”
First Quarter 2019 Results
Total revenues for the first quarter of 2019 increased 1.3% to $416.8 million from $411.3 million for the first quarter of 2018. The implementation of a recent accounting standard on revenue recognition lowered total revenues in the first quarter of 2019 and 2018 by $8.1 million and $6.0 million, respectively. Same-facility revenues for the first quarter of 2019 increased 5.0% from the same period last year, with a 4.3% increase in revenue per case and a 0.6% increase in same-facility cases. When adjusted for business days that we operated in the first quarter of 2019, same-facility surgical revenues were up 6.7%, with a 2.2% increase in same-facility cases. For the first quarter of 2019, the Company’s net loss attributable to common stockholders was $28.6 million compared to $25.3 million for the same period last year. For the first quarter of 2019, the Company’s Adjusted EBITDA increased 7.6% to $50.7 million compared to $47.1 million for the same period last year.
Liquidity
Surgery Partners had cash and cash equivalents of $142.5 million and $70.9 million borrowing capacity under its revolving credit facility at March 31, 2019. Net operating cash outflows, including operating cash flows less distributions to non-controlling interests, were $13.3 million for the first quarter of 2019. The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement was 7.7x at the end of the first quarter of 2019.
Guidance
The Company continues to project that it will be able to grow revenues at a low single-digit percentage rate in 2019; when the 2018 baseline is adjusted for divested revenues, 2019 revenue growth is projected to be high single digits. The Company also continues to project that it will be able to grow Adjusted EBITDA at a double-digit percentage rate in 2019, which is expected to be weighted more towards the back half of the year. The Company’s outlook does not incorporate the impact of unidentified acquisitions and also does not include the impact of de novo activity.

Conference Call Information
Surgery Partners will hold a conference call today, May 8, 2019 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-451-6152, or for international callers, 1-201-389-0879. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13690163. The replay will be available until May 22, 2019.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about Surgery Partners, please visit the Company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 31 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for 2019 and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” “may,” “could,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, our ability to execute on our operational and strategic initiatives, the timing and impact of our portfolio optimization efforts, our ability to continue to improve same-facility volume and revenue growth on the timeline anticipated, if at all, our ability to successfully integrate acquisitions, the anticipated impact and timing of our ongoing efficiency efforts, including insurance consolidations and completed headcount actions, as well as our ongoing procurement and revenue cycle efforts, the impact of adverse weather conditions and other events outside of our control, whether or not a settlement is reached with the government relating to the previously disclosed investigation, the terms of any such settlement and the ongoing cost of complying with the terms of any such settlement, as well as the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted net loss attributable to common stockholders, Adjusted net loss per share attributable to common stockholders and Adjusted EBITDA, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to revenue, net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
Selected Consolidated Financial Data
(Dollars in millions, except per share amounts, shares in thousands)

	Three Months Ended March 31,
	2019	2018

Revenues	$416.8	$411.3
Operating expenses:
Salaries and benefits	129.2	129.7
Supplies	115.0	114.4
Professional and medical fees	35.1	35.7
Lease expense	20.6	21.4
Other operating expenses	26.2	26.1
Cost of revenues	326.1	327.3
General and administrative expenses	21.7	24.2
Depreciation and amortization	18.8	15.7
Income from equity investments	(2.0)	(1.9)
Loss on disposals and deconsolidations, net	0.6	—
Transaction and integration costs	2.0	5.0
Other income	—	(0.2)
Total operating expenses	367.2	370.1
Operating income	49.6	41.2
Tax receivable agreement expense	(2.4)	—
Interest expense, net	(42.0)	(34.3)
Income before income taxes	5.2	6.9
Income tax expense	1.7	1.8
Net income	3.5	5.1
Less: Net income attributable to non-controlling interests	(23.6)	(22.6)
Net loss attributable to Surgery Partners, Inc.	(20.1)	(17.5)
Less: Amounts attributable to participating securities	(8.5)	(7.8)
Net loss attributable to common stockholders	$(28.6)	$(25.3)

Net loss per share attributable to common stockholders
Basic	$(0.60)	$(0.53)
Diluted (1)	$(0.60)	$(0.53)
Weighted average common shares outstanding
Basic	48,047	48,007
Diluted (1)	48,047	48,007

(1) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Dollars in millions, except per case and per share amounts)

	March 31, 2019	December 31, 2018

Balance Sheet Data (at period end):
Cash and cash equivalents	$142.5	$184.3
Total current assets	535.3	588.3
Total assets	4,880.9	4,676.3

Current maturities of long-term debt	57.1	55.6
Total current liabilities	359.6	349.3
Long-term debt, less current maturities	2,384.6	2,270.9
Total liabilities	3,114.2	2,891.5

Non-controlling interests—redeemable	314.6	326.6
Redeemable preferred stock	367.8	359.3

Total Surgery Partners, Inc. stockholders' equity	391.4	404.6
Non-controlling interests—non-redeemable	692.9	694.3
Total stockholders' equity	1,084.3	1,098.9

	Three Months Ended March 31,
	2019	2018

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$20.5	$30.0
Investing activities	(18.4)	(36.4)
Capital expenditures	(11.8)	(10.0)
Payments for acquisitions, net of cash acquired	(7.6)	(25.6)
Financing activities	(43.9)	(55.7)
Distributions to non-controlling interests	(33.8)	(30.9)

	Three Months Ended March 31,
	2019	2018

Other Data:
Number of surgical facilities as of the end of period	123	125
Number of consolidated surgical facilities as of the end of period	106	108

Cases	123,900	124,858
Revenue per case	$3,364	$3,294
Adjusted EBITDA	$50.7	$47.1
Adjusted EBITDA margin	12.2%	11.5%
Adjusted net loss per share attributable to common stockholders - Basic	$(0.42)	$(0.26)
Adjusted net loss per share attributable to common stockholders - Diluted	$(0.42)	$(0.26)

SURGERY PARTNERS, INC.
Supplemental Information
(Dollars in millions, except per case amounts)

	Three Months Ended March 31,
	2019	2018

Same-facility Information (2):
Cases	131,794	130,962
Case growth	0.6%	N/A
Revenue per case	$3,239	$3,104
Revenue per case growth	4.3%	N/A
Number of work days in the period	63	64
Case growth (days adjusted)	2.2%	N/A
Revenue growth (days adjusted)	6.7%	N/A
(2) Same-facility information includes cases and revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods).

	Three Months Ended March 31,
	2019	2018

Segment Revenues:
Surgical facility services	$395.8	$388.2
Ancillary services	19.9	20.1
Optical services	1.1	3.0
Total revenues	$416.8	$411.3

	Three Months Ended March 31,
	2019	2018

Adjusted EBITDA:
Surgical facility services	$68.4	$66.5
Ancillary services	1.2	1.1
Optical services	0.5	0.8
All other	(19.4)	(21.3)
Total adjusted EBITDA	$50.7	$47.1

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions)

The following table reconciles Adjusted EBITDA to income before income taxes in the reported condensed consolidated financial information, the most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2019	2018

Adjusted EBITDA (3)	$50.7	$47.1

Net income attributable to non-controlling interests	23.6	22.6
Depreciation and amortization	(18.8)	(15.7)
Interest expense, net	(42.0)	(34.3)
Equity-based compensation	(1.9)	(2.0)
Contingent acquisition compensation expense	—	(0.5)
Transaction, integration and acquisition costs (4)	(3.4)	(5.5)
Reserve adjustments (5)	—	(4.8)
Loss on disposals and deconsolidations, net	(0.6)	—
Tax receivable agreement expense	(2.4)	—
Income before income taxes	$5.2	$6.9
(3) We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations.
Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(4) Includes transaction and integration costs of $2.0 million and $5.0 million for three months ended March 31, 2019 and 2018, respectively; acquisition costs of $0.2 million and $0.5 million for three months ended March 31, 2019 and 2018, respectively; and start-up costs related to a de novo surgical hospital of $1.2 million for the three months ended March 31,2019. There were no comparable start-up costs in the 2018 period.
(5) This amount represents adjustments to revenue in connection with applying consistent policies to businesses acquired by Surgery Partners in prior periods.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions, except per share amounts, shares in thousands)

From time to time, the Company incurs certain non-recurring gains or losses that are normally non-operational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders as supplements to the comparable GAAP measures. Adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders should not be considered measures of financial performance under GAAP, and the items excluded from such measures are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to the comparable GAAP measures as presented in the consolidated financial statements.
The following table reconciles net income as reflected in the consolidated statements of operations to adjusted net loss used to calculate adjusted net loss per share attributable to common stockholders:

	Three Months Ended March 31,
	2019	2018

Consolidated Statements of Operations Data:
Net Income	$3.5	$5.1
Plus (minus):
Net income attributable to non-controlling interests	(23.6)	(22.6)
Amounts attributable to participating securities	(8.5)	(7.8)
Equity-based compensation	1.9	2.0
Contingent acquisition compensation expense	—	0.5
Transaction, integration and acquisition costs	3.4	5.5
Reserve adjustments	—	4.8
Loss on disposals and deconsolidations, net	0.6	—
Tax receivable agreement expense	2.4	—
Adjusted net loss attributable to common stockholders	$(20.3)	$(12.5)

Adjusted net loss per share attributable to common stockholders
Basic	$(0.42)	$(0.26)
Diluted (6)	$(0.42)	$(0.26)
Weighted average common shares outstanding
Basic	48,047	48,007
Diluted (6)	48,047	48,007
(6) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

Contact

Thomas F. Cowhey, Chief Financial Officer
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com